Exhibit 4(a)

PPL CAPITAL FUNDING, INC.,
Issuer

and

PPL CORPORATION,
Guarantor

to

JPMORGAN CHASE BANK,
Trustee

_______________

SUPPLEMENTAL INDENTURE NUMBER 5

Dated as of January 21, 2004

Supplemental to the Indenture
dated as of November 1, 1997
_______________

Notes due May 18, 2006

_______________

TABLE OF CONTENTS1

THIS SUPPLEMENTAL INDENTURE NUMBER 5 (the "Supplemental Indenture") is made as of January 21, 2004, by and between PPL CAPITAL FUNDING, INC. (formerly known as PP&L Capital Funding, Inc.) a corporation duly organized and existing under the laws of the state of Delaware, having its principal office at Two North Ninth Street Allentown, Pennsylvania, 18101 (herein called the "Corporation"), PPL CORPORATION (formerly known as PP&L Resources, Inc.), a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Guarantor"), and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, as Trustee (herein called the "Trustee").

W I T N E S S E T H :

WHEREAS, the Corporation has heretofore entered into an Indenture, dated as of November 1, 1997 (the "Original Indenture") with The Chase Manhattan Bank, as Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Indenture, as amended and supplemented to the date hereof, including by this Supplemental Indenture Number 5, is herein called the "Indenture;"

WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Corporation, the Guarantor and the Trustee;

WHEREAS, the Corporation proposes to create under the Indenture a new series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Corporation and the Guarantor have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE ONE

NOTES DUE MAY 18, 2006

Section 1.01 Establishment

There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Corporation's Notes due May 18, 2006 (the "Notes").

There are to be authenticated and delivered an aggregate principal amount equal to $99,379,000.00 of Notes and no further Notes shall be authenticated and delivered except as provided by Section 304, 305, 306 or 1206 of the Original Indenture. The Notes may be issued pursuant to a Company Order delivered to the Trustee for the authentication and delivery of Notes pursuant to Section 303 of the Original Indenture. The Notes shall be issued in fully registered form without coupons.

The Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee's Certificate of Authentication for the Notes shall be in substantially the form set forth in Exhibit B hereto.

Each Note shall be dated the date of authentication thereof and shall bear interest from November 18, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 1.02 Definitions

The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

(a)   The following terms have the meanings given to them in the Purchase Contract Agreement:

      (i)   Cash Settlement; (ii) Collateral Account; (iii) New PEPS Units; (iv) Purchase Price; (v) Securities Intermediary; and (vi) Treasury Units.

(b)   The following terms have the meanings given to them in this Section 1.02(b):

"3-month LIBOR" means the rate determined in accordance with the following provisions:

      (a)   the rate for deposits in United States dollars having a maturity of three months, commencing on the applicable Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on the preceding Interest Determination Date. If no such rate so appears, 3-month LIBOR on such Interest Determination Date will be determined in accordance with the provisions described in clause (b) below.

      (b)   With respect to an Interest Determination Date on which no such rate appears on the Designated LIBOR Page as specified in clause (a) above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include the Remarketing Agent or affiliates of the Remarketing Agent, the Trustee or the Calculation Agent) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are so provided, then 3-month LIBOR on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then 3-month LIBOR on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks (which may include the Remarketing Agent or affiliates of the Remarketing Agent, the Trustee or the Calculation Agent) in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a three month maturity and in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, 3-month LIBOR determined as of such Interest Determination Date will be 3-month LIBOR in effect on such Interest Determination Date, or if no such 3-month LIBOR is then in effect, the interest rate on the Notes will be the rate in effect on such Interest Determination Date.

"Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

"Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Trustee is closed for business.

"Calculation Agent" means JPMorgan Chase Bank, or any successor Calculation Agent appointed by the Corporation; provided, however, that for the initial interest rate reset on May 18, 2004, the Calculation Agent shall be the Remarketing Agent.

"Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act that is acting as a Depositary with respect to the Notes and in whose name, or in the name of a nominee of that organization, shall be registered a Global Note and which shall undertake to effect book entry transfers and pledges of the Notes.

"Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

"Code" means the Internal Revenue Code of 1986, as amended.

"Coupon Rate" shall have the meaning set forth in Section 1.04.

"Custodial Agent" shall have the meaning set forth in the Pledge Agreement.

"Depositary" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Notes as contemplated by Sections 1.05 and 1.06.

"Designated LIBOR Page" means the display designated as "Page 3750" on Moneyline Telerate, Inc., or such other page as may replace Page 3750 on such service or any successor service or services as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank rates of major banks for United States dollars.

"DTC" means The Depository Trust Company.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Failed Final Remarketing" shall have the meaning set forth in Section 4.02.

"Global Notes" shall have the meaning set forth in Section 1.06.

"Guarantor" means the Person named as "Guarantor" in the first paragraph of this Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Original Indenture, and thereafter Guarantor shall include such successor Person.

"Indenture" shall have the meaning set forth in the Recitals.

"Interest Determination Date" means the second London Business Day immediately preceding the applicable Interest Reset Date; provided, however, that for the initial interest rate reset on May 18, 2004, the Interest Determination Date means the second London Business Day immediately preceding each date of Remarketing if there is a Successful Remarketing on such date.

"Interest Payment Date" shall have the meaning set forth in Section 1.04(b).

"Interest Reset Date" shall have the meaning set forth in Section 1.04(e).

"London Business Day" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

"Notes" shall have the meaning specified in Section 1.01.

"Original Indenture" shall have the meaning set forth in the Recitals.

"Original Issue Date" means January 21, 2004.

"Plan" means any employee benefit plan that is subject to Title I of ERISA, plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code or any Similar Law, and any entity whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement.

"Pledge Agreement" means the Pledge Agreement dated as of January 21, 2004 among PPL Corporation and JPMorgan Chase Bank, as collateral agent (the "Collateral Agent"), custodial agent, securities intermediary, purchase contract agent and attorney-in-fact.

"Pledged Notes" shall have the meaning set forth in the Pledge Agreement.

"Purchase Contract" shall have the meaning set forth in the Purchase Contract Agreement.

"Purchase Contract Agent" means the "Agent" under the Purchase Contract Agreement.

"Purchase Contract Agreement" means the Purchase Contract Agreement dated as of January 21, 2004. between PPL Corporation and JPMorgan Chase Bank, as purchase contract agent, collateral agent and custodial agent.

"Purchase Contract Settlement Date" means May 18, 2004.

"Regular Record Date" means, (1) with respect to any Interest Payment Date for the Notes when represented by a Global Note, the Business Day immediately preceding such Interest Payment Date and (2) with respect to any Interest Payment Date for the Notes when held in certificated form, the 15th day (whether or not a Business Day) prior to such Interest Payment Date.

"Remarketed Notes" means the Notes, as the Purchase Contract Agent and the Custodial Agent shall have notified the Remarketing Agent prior to noon, New York City time, on the sixth Business Day immediately preceding the Purchase Contract Settlement Date (i) of the holders electing to have their Notes remarketed, and (ii) of the holders of New PEPS Units who have not settled early the related Purchase Contracts and have failed to notify the Purchase Contract Agent, on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase Contracts through Cash Settlement, or have so notified the Purchase Contract Agent, but failed to deliver sufficient cash to the Purchase Contract Agent on or prior to the sixth Business Day preceding the Purchase Contract Settlement Date.

"Remarketing" shall have the meaning set forth in Section 4.01(b).

"Remarketing Agent" means Morgan Stanley & Co. Incorporated, as remarketing agent under the Remarketing Agreement, or any successor remarketing agent appointed in accordance therewith.

"Remarketing Agreement" means the Remarketing Agreement dated as of January 21, 2004, among the Guarantor, the Corporation, Morgan Stanley & Co. Incorporated, in its capacity as Remarketing Agent, and JPMorgan Chase Bank, as purchase contract agent and attorney-in-fact, which term shall include any supplemental remarketing agreement among such parties entered into in connection therewith, or any replacement remarketing agreement entered into in accordance with such Remarketing Agreement.

"Reset Rate" means 3-month LIBOR plus the Spread; provided, however, that the Reset Rate shall not exceed the maximum rate permitted by applicable law. For the avoidance of doubt, the Spread will be fixed once determined by the Remarketing Agent in a Successful Remarketing.

"Senior Indebtedness," when used with respect to the Corporation or the Guarantor for purposes of the Indenture prior to May 18, 2004, means all obligations (other than non-recourse obligations) of, or guaranteed or assumed by, the Corporation or the Guarantor, as the case may be, for borrowed money, including both senior and subordinated indebtedness for borrowed money (other than the Notes prior to May 18, 2004 and other than securities issued under the Subordinated Indenture dated as of May 9, 2001 (the "Subordinated Indenture"), among the Corporation, the Guarantor and the Trustee and the Guarantor's guarantee thereof), or for the payment of money relating to any lease which is capitalized on the consolidated balance sheet of the Corporation or the Guarantor, as the case may be, and its subsidiaries in accordance with generally accepted accounting principles as in effect from time to time, or evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of the Indenture or subsequently incurred by the Corporation or the Guarantor, as the case may be, unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Notes prior to May 18, 2004 or the Guarantee prior to May 18, 2004, as the case may be; provided that the Guarantor's obligations under the trust preferred securities guarantee shall not be deemed to be Senior Indebtedness of the Guarantor (as specified in the documents governing such trust preferred securities), and provided further that Senior Indebtedness shall not include (i) any obligation of the Corporation to any of its subsidiaries or (ii) trade accounts payable or accrued liabilities arising in the ordinary course of business or (iii) any obligations to an employee.

"Similar Law" means any federal, state, local, non-U.S. or other law or regulation that is similar to any of the provisions contained in Title I of ERISA or Section 4975 of the Code.

"Spread" means the number of basis points (one one-hundredth of a percentage point) to be added to 3-month LIBOR that the Remarketing Agent determines is required for a Successful Remarketing.

"Stated Maturity" shall have the meaning set forth in Section 1.04(a).

"Successful Remarketing" shall have the meaning set forth in Section 4.01(b).

Section 1.03   Ranking of the Notes

From the Original Issue Date until May 18, 2004, the Notes will be the Corporation's direct, unsecured obligations and will rank without preference or priority among themselves and equally with all of the Corporation's existing and future unsecured and subordinated indebtedness, subordinate and junior in right of payment to all of the Corporation's Senior Indebtedness.

On and after May 18, 2004, the Notes will become the Corporation's direct, unsecured obligations and will rank without preference or priority among themselves and equally with all of the Corporation's existing and future unsecured and unsubordinated indebtedness (including ranking equally with all prior unsubordinated Securities issued pursuant to the Original Indenture), senior in right of payment to all of the Corporation's subordinated indebtedness.

Section 1.04   Stated Maturity; Payment of Principal and Interest

(a)   The date upon which the principal of the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is May 18, 2006 (the "Stated Maturity").

(b)   Each Note will bear interest (i) at the rate of 7.29% per year (the "Coupon Rate") from November 18, 2003 through and including the day immediately preceding May 18, 2004 and (ii)(A) in the case of a Successful Remarketing, at the Reset Rate on and after the Purchase Contract Settlement Date and (B) in the case of a Failed Final Remarketing, at the Coupon Rate on and after the Purchase Contract Settlement Date, until the principal thereof is paid or duly made available for payment. Interest will be payable, initially, quarterly in arrears on February 18, 2004 and May 18, 2004 (each, an "Interest Payment Date") to the Person in whose name such Note, or any Predecessor Security, is registered at the close of business on the Regular Record Date for such interest installment; provided, however, that following the Purchase Contract Settlement Date, interest will be payable following a Successful Remarketing, quarterly in arrears on February 18, May 18, August 18 and November 18 of each year, or if there is no Successful Remarketing, semi-annually in arrears on May 18 and November 18 of each year commencing November 18, 2004, and such dates shall then be the "Interest Payment Dates."

(c)   The amount of interest payable on the Notes for any period will be computed (1) for any full quarterly or semi-annual period, as applicable, on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly or semi-annual period, as applicable, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month; provided that, following a Successful Remarketing, the amount of interest for each day the Notes are Outstanding will be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the principal amount of the Notes. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on that date will be made on the next day that is a Business Day (and without any interest or other payment in respect of any such delay); provided, that after a Successful Remarketing, if an Interest Payment Date (other than at Stated Maturity) would fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day, except that if such next day is in a different month, then that Interest Payment Date will be the immediately preceding day that is a Business Day; provided, further, that if the Stated Maturity shall fall on a day that is not a Business Day, the interest due on such day shall be paid on the following day that is a Business Day (and without any interest or other payment in respect of such delay).

(d)   Payment of principal and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Principal and interest on the Notes will be payable, at the office or agency of the Corporation maintained for such purpose as described in Section 1.07 below; provided, however, that payment of interest may be made at the option of the Corporation (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto. Payments of principal of and interest on Global Notes shall be made by wire transfer of immediately available funds to the Holder of such Global Notes; provided, that, in the case of payments of principal, such Global Notes are first surrendered to the Paying Agent.

(e)   Following a Successful Remarketing and commencing on August 18, 2004, the Reset Rate, as determined by the Calculation Agent on the applicable Interest Determination Date, shall be reset quarterly on February 18, May 18, August 18 and November 18 of each year (each, an "Interest Reset Date"). Following a Successful Remarketing and upon request of any Holder, the Calculation Agent will disclose to such Holder the Reset Rate then in effect and, if determined, the Reset Rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date. The Calculation Agent shall determine each applicable Reset Rate in accordance with the definition of the term "3-month LIBOR". The Calculation Agent's determination of any Reset Rate will be conclusive and binding in the absence of any manifest error. The interest rate on the Notes in effect for the period from and including May 18, 2004 to and excluding August 18, 2004 shall be determined by the Calculation Agent on the applicable Interest Determination Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if such next day is in a different month, then that Interest Reset Date will be the immediately preceding day that is a Business Day. After a Successful Remarketing, the interest rate in effect on May 18, 2004 or on any Interest Reset Date will be the applicable Reset Rate as reset on May 18, 2004 or on such Interest Reset Date, as the case may be, and the interest rate applicable to any other day is the interest rate in effect on May 18, 2004 or the immediately preceding Interest Reset Date, as the case may be.

Section 1.05   Form; Denominations

Except as provided in Section 1.06, the Notes shall be issued in fully registered definitive form without interest coupons, bearing identical terms.

The Notes may be issued, in whole or in part, in global form and, if issued in global form, the Depositary shall be The Depository Trust Company or such other Depositary as the Corporation may from time to time designate.

The Notes shall be issuable in denominations of $1,000 and any integral multiples thereof except that an interest in a Note held as part of one New PEPS Unit represents a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal amount of a Note; provided, however, that upon release by the Collateral Agent of Notes underlying the beneficial ownership interest in the Notes pledged to secure the New PEPS Units holders' obligations under the related Purchase Contracts (other than any release of the Notes in connection with the creation of Treasury Units, an early settlement with separate cash, an early settlement upon a cash merger, a notice to settle with cash or a remarketing, as described in Sections 3.13, 5.08, 5.05(b)(2), 5.03(b) and 5.03(c), respectively, of the Purchase Contract Agreement) the Notes will be issuable in denominations of $25 principal amount and integral multiples thereof.

Section 1.06   Global Notes

Any Notes that are no longer part of New PEPS Units will be issued initially in the form of one or more Global Notes (the "Global Notes") registered in the name of the Depositary or its nominee. Unless and until they are exchanged for Notes in definitive registered form, such Global Notes may be transferred, in whole but not in part, only to the Clearing Agency or a nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Corporation or to a nominee of such successor Clearing Agency.

If at any time (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for the Global Notes and no successor Depositary has been appointed within 90 days after this notice, (ii) the Depositary at any time ceases to be a Clearing Agency registered under the Exchange Act when the Depositary is required to be so registered to act as the Depositary and no successor Depositary has been appointed within 90 days after the Corporation learns that the Depositary has ceased to be so registered, or (iii) the Corporation, in its sole discretion, determines that it will no longer have the Notes represented by Global Notes, the Corporation will execute, and subject to Article Three of the Original Indenture, the Trustee, upon receipt of a Company Order therefor, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note or Notes in exchange for such Global Senior or Notes. Upon exchange of the Global Note or Notes for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note or Notes shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note or Notes shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Clearing Agency for delivery to the Persons in whose names such Securities are so registered.

None of the Corporation, the Guarantor, the Trustee or any agent of the Corporation, the Guarantor or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

Section 1.07   Paying Agents; Transfer Agents; Place of Payment

The Paying Agent for the Notes shall initially be the Trustee, and the Place of Payment for the Notes shall initially be the Corporate Trust Office, which as of the date hereof for such purpose is located at 4 New York Plaza, New York, New York 10004. The Trustee shall also serve as Security Registrar for the purpose of registering Notes and transfers or exchanges of Notes. The Corporation may from time to time designate one or more additional offices or agencies where Notes may be presented or surrendered for payment or may be surrendered for registration of transfer or exchange in accordance with Section 602 of the Original Indenture; provided, that the Corporation shall at all times maintain a Paying Agent and an office or agency where Notes may be surrendered for registration of transfer or exchange, in each case in the Borough of Manhattan, The City of New York.

Section 1.08   Trust Indenture Act

The Subordinated Indenture is hereby excluded from the operation of the proviso to Section 310(b)(i) of the Trust Indenture Act.

ARTICLE TWO

SUBORDINATION OF NOTES

From the Original Issue Date to, but excluding, May 18, 2004, the following provisions shall apply:

Section 2.01   Notes Subordinate to Senior Indebtedness of the Corporation.

The Corporation, for itself, its successors and assigns, covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that the payment of the principal and interest, if any, on each and all of the Notes is hereby expressly subordinated and subject to the extent and in the manner set forth in this Article, in right of payment to the prior payment in full of all Senior Indebtedness of the Corporation.

Each Holder of the Notes, by its acceptance thereof, authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article, and appoints the Trustee its attorney-in-fact for any and all such purposes.

The Notes are not superior in right of payment to, and rank pari passu with, the securities issued under the Subordinated Indenture.

Section 2.02   Payment Over of Proceeds of Notes.

In the event (a) of any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or other similar proceedings in respect of the Corporation or a substantial part of its property, or of any proceedings for liquidation, dissolution or other winding up of the Corporation, whether or not involving insolvency or bankruptcy, or (b) subject to the provisions of Section 2.03, that (i) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness of the Corporation, or (ii) there shall have occurred a default (other than a default in the payment of principal or interest or other monetary amounts due and payable) in respect of any Senior Indebtedness of the Corporation, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such default shall have continued beyond the period of grace, if any, in respect thereof, and, in the cases of subclauses (i) and (ii) of this clause (b), such default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the Notes shall have been declared due and payable pursuant to Section 801 of the Original Indenture and such declaration shall not have been rescinded and annulled as provided in Section 802 of the Original Indenture, then:

(1)   the holders of all Senior Indebtedness of the Corporation shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Notes are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the Securities, including, without limitation, any payments made pursuant to Articles Four and Five of the Original Indenture;

(2)   any payment by, or distribution of assets of, the Corporation of any kind or character, whether in cash, property or securities, to which any Holder or the Trustee would be entitled except for the provisions of this Article, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness of the Corporation or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness of the Corporation may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness of the Corporation held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness of the Corporation remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness of the Corporation, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Notes or to the Trustee under the Indenture; and

(3)   in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Corporation of any kind or character, whether in cash, property or securities, in respect of principal or interest on the Notes or in connection with any repurchase by the Corporation of the Notes, shall be received by the Trustee or any Holder before all Senior Indebtedness of the Corporation is paid in full, or provision is made for such payment in money or money's worth, such payment or distribution in respect of principal or interest on the Notes or in connection with any repurchase by the Corporation of the Notes shall be paid over to the holders of such Senior Indebtedness of the Corporation or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness of the Corporation may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness of the Corporation remaining unpaid until all such Senior Indebtedness of the Corporation shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness of the Corporation.

Notwithstanding the foregoing, at any time after the 123rd day following the date of deposit of cash or Eligible Obligations pursuant to Section 701 or 702 of the Original Indenture (provided all conditions set out in such Section shall have been satisfied), the funds so deposited and any interest thereon will not be subject to any rights of holders of Senior Indebtedness of the Corporation including, without limitation, those arising under this Article; provided that no event described in clauses (e) and (f) of Section 801 of the Original Indenture with respect to the Corporation has occurred during such 123-day period.

For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Corporation as reorganized or readjusted, or securities of the Corporation or any other corporation provided for by a plan or reorganization or readjustment which are subordinate in right of payment to all Senior Indebtedness of the Corporation which may at the time be outstanding to the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. The consolidation of the Corporation with, or the merger of the Corporation into, another corporation or the liquidation or dissolution of the Corporation following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eleven of the Original Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 2.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eleven of the Original Indenture. Nothing in Section 2.01 or in this Section 2.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 907 of the Original Indenture.

Section 2.03   Disputes with Holders of Certain Senior Indebtedness of the Corporation.

Any failure by the Corporation to make any payment on or perform any other obligation in respect of Senior Indebtedness of the Corporation, other than any indebtedness incurred by the Corporation or assumed or guaranteed, directly or indirectly, by the Corporation for money borrowed (or any deferral, renewal, extension or refunding thereof) or any other obligation as to which the provisions of this Section shall have been waived by the Corporation in the instrument or instruments by which the Corporation incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default under clause (b) of Section 2.02 if (i) the Corporation shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Corporation which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (B) in the event that a judgment that is subject to further review or appeal has been issued, the Corporation shall in good faith be prosecuting an appeal or other proceeding for review and a stay or execution shall have been obtained pending such appeal or review.

Section 2.04   Subrogation.

Senior Indebtedness of the Corporation shall not be deemed to have been paid in full unless the holders thereof shall have received cash (or securities or other property satisfactory to such holders) in full payment of such Senior Indebtedness of the Corporation then outstanding. Upon the payment in full of all Senior Indebtedness of the Corporation, the rights of the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness of the Corporation to receive any further payments or distributions of cash, property or securities of the Corporation applicable to the holders of the Senior Indebtedness of the Corporation until all amounts owing on the Notes shall be paid in full; and such payments or distributions of cash, property or securities received by the Holders of the Notes, by reason of such subrogation, which otherwise would be paid or distributed to the holders of such Senior Indebtedness of the Corporation shall, as between the Corporation, its creditors other than the holders of Senior Indebtedness of the Corporation, and the Holders, be deemed to be a payment by the Corporation to or on account of Senior Indebtedness of the Corporation, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness of the Corporation, on the other hand.

Section 2.05   Obligation of the Corporation Unconditional.

Nothing contained in this Article or elsewhere in the Indenture or in the Notes is intended to or shall impair, as among the Corporation, its creditors other than the holders of Senior Indebtedness of the Corporation and the Holders, the obligation of the Corporation, which is absolute and unconditional, to pay to the Holders the principal and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Corporation other than the holders of Senior Indebtedness of the Corporation, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness of the Corporation in respect of cash, property or securities of the Corporation received upon the exercise of any such remedy.

Upon any payment or distribution of assets or securities of the Corporation referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness of the Corporation and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Corporation (or a representative of such holder or a trustee under any indenture under which any instruments evidencing any such Senior Indebtedness of the Corporation may have been issued) to establish that such notice has been given by a holder of such Senior Indebtedness of the Corporation or such representative or trustee on behalf of such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Corporation to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Corporation held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

Section 2.06   Priority of Senior Indebtedness of the Corporation Upon Maturity.

Upon the maturity of the principal of any Senior Indebtedness of the Corporation by lapse of time, acceleration or otherwise, all matured principal of Senior Indebtedness of the Corporation and interest and premium, if any, thereon shall first be paid in full before any payment of principal or interest, if any, is made upon the Notes or before any Notes can be acquired by the Corporation.

Section 2.07   Trustee as Holder of Senior Indebtedness of the Corporation.

The Trustee shall be entitled to all rights set forth in this Article with respect to any Senior Indebtedness of the Corporation at any time held by it, to the same extent as any other holder of Senior Indebtedness of the Corporation. Nothing in this Article shall deprive the Trustee of any of its rights as such holder.

Section 2.08   Notice to Trustee to Effectuate Subordination.

Notwithstanding the provisions of this Article or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee unless and until the Trustee shall have received written notice thereof from the Corporation, from a Holder or from a holder of any Senior Indebtedness of the Corporation or from any representative or representatives of such holder or any trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness of the Corporation may have been issued and, prior to the receipt of any such written notice, the Trustee shall be entitled, subject to Section 901 of the Original Indenture, in all respects to assume that no such facts exist; provided, however, that, if prior to the fifth Business Day preceding the date upon which by the terms hereof any such moneys may become payable for any purpose, or in the event of the execution of an instrument pursuant to Section 701 or 702 of the Original Indenture acknowledging that Notes or portions thereof are deemed to have been paid for all purposes of the Indenture, acknowledging that the entire indebtedness of the Corporation in respect thereof has been satisfied and discharged or acknowledging satisfaction and discharge of the Indenture, then if prior to the second Business Day preceding the date of such execution, the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee may, in its discretion, receive such moneys and/or apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it on or after such date; provided, however, that no such application shall affect the obligations under this Article of the persons receiving such moneys from the Trustee.

Section 2.09   Modification, Extension, etc. of Senior Indebtedness of the Corporation.

The holders of Senior Indebtedness of the Corporation may, without affecting in any manner the subordination of the payment of the principal and interest, if any, on the Notes, at any time or from time to time and in their absolute discretion, agree with the Corporation to change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any Senior Indebtedness of the Corporation, or amend or supplement any instrument pursuant to which any Senior Indebtedness of the Corporation is issued, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness of the Corporation including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders or the Trustee.

Section 2.10   Trustee Has No Fiduciary Duty to Holders of Senior Indebtedness of the Corporation.

With respect to the holders of Senior Indebtedness of the Corporation, the Trustee undertakes to perform or to observe only such of its covenants and objectives as are specifically set forth in the Indenture, and no implied covenants or obligations with respect to the holders of Senior Indebtedness of the Corporation shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Corporation, and shall not be liable to any such holders if it shall mistakenly pay over or deliver to the Holders or the Corporation or any other Person, money or assets to which any holders of Senior Indebtedness of the Corporation shall be entitled by virtue of this Article or otherwise.

Section 2.11   Paying Agents Other Than the Trustee.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Corporation and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 2.07, 2.08 and 2.10 shall not apply to the Corporation if it acts as Paying Agent.

Section 2.12   Rights of Holders of Senior Indebtedness of the Corporation Not Impaired.

No right of any present or future holder of Senior Indebtedness of the Corporation to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any noncompliance by the Corporation with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 2.13   Effect of Subordination Provisions; Termination.

Notwithstanding anything contained herein to the contrary, other than as provided in the immediately succeeding sentence, all the provisions of the Indenture shall be subject to the provisions of this Article, so far as the same may be applicable thereto.

Notwithstanding anything contained herein to the contrary, the provisions of this Article Two shall be of no further effect, and the Notes shall no longer be subordinated in right of payment to the prior payment of Senior Indebtedness of the Corporation on or after May 18, 2004.

ARTICLE THREE

FORM OF GUARANTEE

The Guarantee to be endorsed on the Notes shall be in substantially the form set forth below:

[FORM OF GUARANTEE]

PPL Corporation (formerly called PP&L Resources, Inc.), a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Guarantor", which term includes any successor under the Indenture, dated as of November 1, 1997 (the "Original Indenture") with JPMorgan Chase Bank (formerly known as the Chase Manhattan Bank), as Trustee, as amended and supplemented, including the Supplemental Indenture Number 5 dated January 21, 2004 (the "Indenture"), which is referred to in the Note upon which this Guarantee is endorsed), for value received, hereby fully and unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed, the due and punctual payment of the principal and interest, if any, on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, or otherwise, in accordance with the terms of such Note and of the Indenture. In case of the failure of PPL Capital Funding, Inc. (formerly called PP&L Capital Funding, Inc.), a corporation organized under the laws of the State of Delaware (the "Corporation", which term includes any successor under the Indenture), punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, or otherwise, and as if such payment were made by the Corporation.

From January 21, 2004 until May 18, 2004, the Guarantee will be the Guarantor's unsecured obligation and will rank without preference or priority equally with all of the Guarantor's existing and future unsecured and subordinated indebtedness, subordinate and junior in right of payment to all of the Guarantor's Senior Indebtedness.

On and after May 18, 2004, the Guarantee will become the Guarantor's unsecured obligation and will rank without preference or priority equally with all of the Guarantor's existing and future unsecured and unsubordinated indebtedness (including ranking equally with all prior unsubordinated Securities issued pursuant to the Original Indenture), senior in right of payment to all of the Guarantor's subordinated indebtedness.

The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Note or the Indenture, any failure to enforce the provisions of such Note or the Indenture, or any waiver, modification or indulgence granted to the Corporation with respect thereto, by the Holder of such Note or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Note, or increase the interest rate thereon or change the Stated Maturity thereof.

The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or the Holder of such Note exhaust any right or take any action against the Corporation or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Corporation, any right to require a proceeding first against the Corporation, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Note except by complete performance of the obligations contained in such Note and in this Guarantee. This Guarantee shall constitute a guaranty of payment and not of collection. The Guarantor hereby agrees that, in the event of a default in payment of principal or interest, if any, on such Note, whether at its Stated Maturity, by declaration of acceleration, or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Corporation.

The obligations of the Guarantor hereunder with respect to such Note shall be continuing and irrevocable until the date upon which the entire principal and interest, if any, on such Note has been, or has been deemed pursuant to the provisions of Article Seven of the Original Indenture to have been, paid in full or otherwise discharged.

The Guarantor shall be subrogated to all rights of the Holder of such Note upon which this Guarantee is endorsed against the Corporation in respect of any amounts paid by the Guarantor on account of such Note pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal and interest, if any, on all Notes issued under the Indenture shall have been paid in full.

This Guarantee shall remain in full force and effect and continue notwithstanding any petition filed by or against the Corporation for liquidation or reorganization, the Corporation becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Corporation's assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of the Note upon which this Guarantee is endorsed, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Holder of such Note, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on such Note, such Note shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.

From the Original Issue Date to, but excluding, May 18, 2004, the following provisions shall apply:

1.  The Guarantor, for itself, its successors and assigns, covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that the payment under the Guarantee of the principal and interest, if any, on each and all of the Notes is hereby expressly subordinated and subject to the extent and in the manner set forth herein, in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor.

2.  Each Holder of the Notes, by its acceptance thereof, authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Guarantee, and appoints the Trustee its attorney-in-fact for any and all such purposes.

3.  In the event (a) of any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or other similar proceedings in respect of the Guarantor or a substantial part of its property, or of any proceedings for liquidation, dissolution or other winding up of the Guarantor, whether or not involving insolvency or bankruptcy, or (b) subject to the provisions of paragraph 6 below, that (i) a default shall have occurred with respect to the payment of principal or interest on or other monetary amounts due and payable on any Senior Indebtedness of the Guarantor, or (ii) there shall have occurred a default (other than a default in the payment of principal or interest or other monetary amounts due and payable) in respect of any Senior Indebtedness of the Guarantor, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such default shall have continued beyond the period of grace, if any, in respect thereof, and, in the cases of subclauses (i) and (ii) of this clause (b), such default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal and accrued interest on the Notes shall have been declared due and payable pursuant to Section 801 of the Original Indenture and such declaration shall not have been rescinded and annulled as provided in Section 802 in the Original Indenture, then:

(1)   the holders of all Senior Indebtedness of the Guarantor shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Notes are entitled to receive a payment on account of the Guarantee of the principal or interest on the indebtedness evidenced by the Notes, including, without limitation, any payments made pursuant to Articles Four and Five of the Original Indenture;

(2)   any payment by, or distribution of assets of, the Guarantor of any kind or character, whether in cash, property or securities, to which any Holder or the Trustee would be entitled except for the provisions of this Guarantee, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness of the Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness of the Guarantor may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness of the Guarantor held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness of the Guarantor remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness of the Guarantor, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Notes or to the Trustee under the Guarantee and the Indenture; and

(3)   in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Guarantor of any kind or character, whether in cash, property or securities, in respect of principal or interest on the Notes or in connection with any repurchase by the Guarantor of the Notes, shall be received by the Trustee or any Holder before all Senior Indebtedness of the Guarantor is paid in full, or provision is made for such payment in money or money's worth, such payment or distribution in respect of principal or interest on the Notes or in connection with any repurchase by the Guarantor of the Notes shall be paid over to the holders of such Senior Indebtedness of the Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness of the Guarantor may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness of the Guarantor remaining unpaid until all such Senior Indebtedness of the Guarantor shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness of the Guarantor.

4.  Notwithstanding the foregoing, at any time after the 123rd day following the date of deposit of cash or Eligible Obligations pursuant to Section 701 or 702 of the Original Indenture (provided all conditions set out in such Section shall have been satisfied), the funds so deposited and any interest thereon will not be subject to any rights of holders of Senior Indebtedness of the Guarantor including, without limitation, those arising under this Guarantee; provided that no event described in clauses (e) and (f) of Section 801 of the Original Indenture with respect to the Guarantor has occurred during such 123-day period.

5.  For purposes of this Guarantee only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Guarantor as reorganized or readjusted, or securities of the Guarantor or any other corporation provided for by a plan or reorganization or readjustment which are subordinate in right of payment to all Senior Indebtedness of the Guarantor which may at the time be outstanding to the same extent as, or to a greater extent than, the Guarantee of the Notes are so subordinated as provided in this Guarantee. The consolidation of the Guarantor with, or the merger of the Guarantor into, another corporation or the liquidation or dissolution of the Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eleven of the Original Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of paragraphs 3, 4 and 5 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eleven of the Original Indenture. Nothing in paragraphs 1 and 2 above or in paragraphs 3, 4 and 5 above shall apply to claims of, or payments to, the Trustee under or pursuant to Section 907 in the Original Indenture.

6.  Any failure by the Guarantor to make any payment on or perform any other obligation in respect of Senior Indebtedness of the Guarantor, other than any indebtedness incurred by the Guarantor or assumed or guaranteed, directly or indirectly, by the Guarantor for money borrowed (or any deferral, renewal, extension or refunding thereof) or any other obligation as to which the provisions of this paragraph shall have been waived by the Guarantor in the instrument or instruments by which the Guarantor incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default under clause (b) of paragraph 3 above if (i) the Guarantor shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Guarantor which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (B) in the event that a judgment that is subject to further review or appeal has been issued, the Guarantor shall in good faith be prosecuting an appeal or other proceeding for review and a stay or execution shall have been obtained pending such appeal or review.

7.  Senior Indebtedness of the Guarantor shall not be deemed to have been paid in full unless the holders thereof shall have received cash (or securities or other property satisfactory to such holders) in full payment of such Senior Indebtedness of the Guarantor then outstanding. Upon the payment in full of all Senior Indebtedness of the Guarantor, the rights of the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness of the Guarantor to receive any further payments or distributions of cash, property or securities of the Guarantor applicable to the holders of the Senior Indebtedness of the Guarantor until all amounts owing on the Notes shall be paid in full; and such payments or distributions of cash, property or securities received by the Holders of the Notes, by reason of such subrogation, which otherwise would be paid or distributed to the holders of such Senior Indebtedness of the Guarantor shall, as between the Guarantor, its creditors other than the holders of Senior Indebtedness of the Guarantor, and the Holders, be deemed to be a payment by the Guarantor to or on account of Senior Indebtedness of the Guarantor, it being understood that the provisions of this Guarantee are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness of the Guarantor, on the other hand.

8.  Nothing contained in this Guarantee or elsewhere in the Indenture or in the Guarantee is intended to or shall impair, as among the Guarantor, its creditors other than the holders of Senior Indebtedness of the Guarantor and the Holders, the obligation of the Guarantor, which is absolute and unconditional, to pay to the Holders, pursuant to the terms of the Guarantee, the principal and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantor other than the holders of Senior Indebtedness of the Guarantor, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Guarantee of the holders of Senior Indebtedness of the Guarantor in respect of cash, property or securities of the Guarantor received upon the exercise of any such remedy.

9.  Upon any payment or distribution of assets or securities of the Guarantor referred to in this Guarantee, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness of the Guarantor and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Guarantee.

10.  The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Guarantor (or a representative of such holder or a trustee under any indenture under which any instruments evidencing any such Senior Indebtedness of the Guarantor may have been issued) to establish that such notice has been given by a holder of such Senior Indebtedness of the Guarantor or such representative or trustee on behalf of such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Guarantor to participate in any payment or distribution pursuant to this Guarantee, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Guarantee, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

11.  Upon the maturity of the principal of any Senior Indebtedness of the Guarantor by lapse of time, acceleration or otherwise, all matured principal of Senior Indebtedness of the Guarantor and interest, if any, thereon shall first be paid in full before any payment of principal or interest, if any, is made upon the Notes under the Guarantee.

12.  The Trustee shall be entitled to all rights set forth in this Guarantee with respect to any Senior Indebtedness of the Guarantor at any time held by it, to the same extent as any other holder of Senior Indebtedness of the Guarantor. Nothing in this Guarantee shall deprive the Trustee of any of its rights as such holder.

13.  Notwithstanding the provisions of this Guarantee or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee unless and until the Trustee shall have received written notice thereof from the Guarantor, from a Holder or from a holder of any Senior Indebtedness of the Guarantor or from any representative or representatives of such holder or any trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness of the Guarantor may have been issued and, prior to the receipt of any such written notice, the Trustee shall be entitled, subject to Section 901 of the Original Indenture, in all respects to assume that no such facts exist; provided, however, that, if prior to the fifth Business Day preceding the date upon which by the terms hereof any such moneys may become payable for any purpose, or in the event of the execution of an instrument pursuant to Section 701 or 702 of the Original Indenture acknowledging that Notes or portions thereof are deemed to have been paid for all purposes of the Indenture, acknowledging that the entire indebtedness of the Corporation in respect thereof has been satisfied and discharged or acknowledging satisfaction and discharge of the Indenture, then if prior to the second Business Day preceding the date of such execution, the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee may, in its discretion, receive such moneys and/or apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it on or after such date; provided, however, that no such application shall affect the obligations under this Guarantee of the Persons receiving such moneys from the Trustee.

14.  The holders of Senior Indebtedness of the Guarantor may, without affecting in any manner the subordination of the payment of the principal and interest, if any, on the Notes under the Guarantee, at any time or from time to time and in their absolute discretion, agree with the Guarantor to change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any Senior Indebtedness of the Guarantor, or amend or supplement any instrument pursuant to which any Senior Indebtedness of the Guarantor is issued, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness of the Guarantor including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders or the Trustee.

15.  With respect to the holders of Senior Indebtedness of the Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and objectives as are specifically set forth in the Indenture, and no implied covenants or obligations with respect to the holders of Senior Indebtedness of the Guarantor shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Guarantor, and shall not be liable to any such holders if it shall mistakenly pay over or deliver to the Holders or the Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of the Guarantor shall be entitled by virtue of this Guarantee or otherwise.

16.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Guarantor and be then acting hereunder, the term "Trustee" as used in this Guarantee shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Guarantee in addition to or in place of the Trustee; provided, however, that paragraphs 12, 13 and 15 above shall not apply to the Guarantor if it acts as Paying Agent.

17.  No right of any present or future holder of Senior Indebtedness of the Guarantor to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any noncompliance by the Guarantor with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

18.  Notwithstanding anything contained herein to the contrary, other than as provided in the immediately succeeding paragraph, all the provisions of the Indenture shall be subject to the provisions of this Guarantee, so far as the same may be applicable thereto.

19.  Notwithstanding anything contained herein to the contrary, the provisions of this Guarantee shall be of no further effect, and the Guarantee shall no longer be subordinated in right of payment to the prior payment of Senior Indebtedness of the Guarantor, if the Guarantor shall have delivered to the Trustee a notice to such effect. Any such notice delivered by the Guarantor shall not be deemed to be a supplemental indenture for purposes of Article Twelve of the Original Indenture.

This Guarantee is not superior in right of payment to, and ranks pari passu with, the guarantees of the securities issued under the Subordinated Indenture.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Note upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.

All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed as of the date first written above.

PPL CORPORATION By:______________________________ [END OF FORM]

ARTICLE FOUR

REMARKETING

Section 4.01   Remarketing; Payment of Purchase Price

(a)   The Corporation will notify, not later than seven nor more than 15 calendar days prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, Holders of Notes of the remarketing to take place on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, and, if necessary, on the fourth Business Day immediately preceding the Purchase Contract Settlement Date and, if necessary, on the third Business Day immediately preceding the Purchase Contract Settlement Date (and, if such Notes are held in global form by DTC, the Corporation will cause DTC to notify its participants).

(b)   The Notes of holders of New PEPS Unit who have not notified the Purchase Contract Agent of their intention to effect a Cash Settlement or have failed to pay the Purchase Price to the Securities Intermediary will be sold by the Remarketing Agent (the "Remarketing") on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, and, if necessary, on the fourth Business Day immediately preceding the Purchase Contract Settlement Date and, if necessary, on the third Business Day immediately preceding the Purchase Contract Settlement Date. The Purchase Contract Agent shall notify, by noon, New York City time, on the sixth Business Day immediately preceding the Purchase Contract Settlement Date, the Remarketing Agent, the Collateral Agent, the Trustee and the Guarantor of the aggregate principal amount of Notes that are part of New PEPS Units to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, will present for remarketing such Notes to the Remarketing Agent. Upon receipt of such notice from the Purchase Contract Agent and such Notes from the Collateral Agent, the Remarketing Agent will use its reasonable efforts to remarket the Remarketed Notes, at a price of approximately 100.5% (but not less than 100%) of the aggregate principal amount of such Remarketed Notes, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date and, if the remarketing on such date fails, on the fourth Business Day immediately preceding the Purchase Contract Settlement Date and, if the remarketing on such date fails, on the third Business Day immediately preceding the Purchase Contract Settlement Date. If the Remarketing Agent is able to remarket the Remarketed Notes at a price equal to or greater than 100% of the aggregate principal amount of the Remarketed Notes (a "Successful Remarketing"), the Remarketing Agent will remit the entire amount of the proceeds derived from the Successful Remarketing of the Notes that were components of New PEPS Units to the Collateral Agent; provided, however, that the Remarketing Agent may deduct as the remarketing fee ("Remarketing Fee"), an amount not exceeding 25 basis points (0.25%) of the aggregate principal amount of the Remarketed Notes from any amount of the proceeds of a Successful Remarketing in excess of the aggregate principal amount of the Remarketed Notes. The portion of the proceeds equal to the aggregate principal amount of the Remarketed Notes that were components of New PEPS Units will automatically be applied by the Collateral Agent, in accordance with the Pledge Agreement, to satisfy in full such New PEPS Units Holders' obligations to pay the Purchase Price for the common stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Any proceeds in excess of those required to pay the Purchase Price and the Remarketing Fee will be remitted to the Purchase Contract Agent for payment to the holders of the related New PEPS Units. Holders of the New PEPS Units whose Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. Immediately following a Successful Remarketing, the Remarketing Agent shall notify the Corporation, the Guarantor, the Calculation Agent and the Trustee of the initial Reset Rate and the Spread. If, (i) in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the Remarketed Notes (other than to the Guarantor), of such holders of New PEPS Units at a price not less than 100% of the aggregate principal amount of the Remarketed Notes on or before the third Business Day immediately preceding the Purchase Contract Settlement Date or (ii) the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, the remarketing will be deemed to have failed (a "Failed Final Remarketing") and in accordance with the terms of the Pledge Agreement the Collateral Agent for the benefit of the Guarantor will exercise its rights as a secured party with respect to such Notes that are components of New PEPS Units including those actions specified in paragraph (d) below.

(c)   Pursuant to the Remarketing Agreement and subject to the terms of the Supplemental Remarketing Agreement, on or prior to the ninth Business Day immediately preceding the Purchase Contract Settlement Date, Holders of Notes that are not pledged pursuant to the Pledge Agreement ("Separate Notes") may elect to have their Separate Notes remarketed by delivering their Separate Notes, together with a notice of such election, substantially in the form of Exhibit F to the Pledge Agreement, to the Custodial Agent. The Custodial Agent shall hold such Separate Notes in an account separate from the Collateral Account. A Holder of Separate Notes electing to have its Separate Notes remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit G to the Pledge Agreement, on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, upon receipt of which notice the Custodial Agent shall return such Separate Notes to such Holder. On the sixth Business Day immediately preceding the Purchase Contract Settlement Date, the Custodial Agent shall notify the Remarketing Agent and the Corporation of the aggregate principal amount of the Separate Notes to be remarketed and will deliver to the Remarketing Agent for remarketing all Separate Notes delivered to the Custodial Agent pursuant to Section 5.7(c) of the Pledge Agreement and not withdrawn pursuant to the terms in Section 5.7(c) of the Pledge Agreement prior to such date. After deducting the Remarketing Fee to the extent permitted under the terms of the Remarketing Agreement, the Remarketing Agent will remit to the Custodial Agent the remaining portion of the proceeds derived from a Successful Remarketing of the Separate Notes for the benefit of such Holders. In the event of a Failed Final Remarketing, the Remarketing Agent will promptly return such Separate Notes to the Custodial Agent for redelivery to such Holders.

(d)   With respect to Notes that are components of New PEPS Units and which are subject to a Failed Final Remarketing, the Collateral Agent for the benefit of the Corporation reserves all of its rights as a secured party with respect thereto and, subject to applicable law, may, among other things, (i) retain the Notes or (ii) sell the Notes in one or more public or private sales, each in full satisfaction of the holders of New PEPS Units obligation's under the Purchase Contracts.

(e)   If in connection with the Remarketing, it shall not be advisable, in the view of counsel (which need not be an opinion) for each of the Remarketing Agent and the Guarantor, under applicable law, regulations or interpretations in effect as of the fifth, the fourth or the third Business Day immediately preceding the Purchase Contract Settlement Date, as the case may be, to register the offer and sale by the Remarketing Agent of the Notes under the Securities Act of 1933 as otherwise contemplated by Section 5 of the Remarketing Agreement or to deliver a Prospectus in connection with the Remarketing, the Guarantor will:

      (i)   use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to permit and effectuate the offer and sale of the Notes in connection with the Remarketing hereunder without registration under the Securities Act of 1933 pursuant to an exemption therefrom, if available, including the exemption afforded by Rule 144A promulgated under the Securities Act of 1933 by the Securities and Exchange Commission, and

      (ii)   if requested by the Remarketing Agent, furnish a current preliminary remarketing memorandum and a current final remarketing memorandum (in such quantities as the Remarketing Agent may reasonably request) to be used by the Remarketing Agent in the Remarketing hereunder by a date that is not later than fifteen Business Days prior to the Purchase Contract Settlement Date (or such earlier date as the Remarketing Agent may reasonably request). The Guarantor shall pay all expenses relating thereto.

Section 4.02   Failed Final Remarketing.

(a)   If a Failed Final Remarketing occurs Holders of Notes that are not part of a New PEPS Unit will retain possession of their Notes.

(b)   Holders of Notes that are not pledged to the Corporation and remain Outstanding after a Failed Final Remarketing will have the right to put their Notes in whole or in part to the Corporation on a date to be determined by the Corporation in its sole discretion that is no earlier than 30 days and no later than 60 days from May 18, 2004 (the "Put Exercise Date"), for an amount to be paid on the Put Exercise Date equal to the principal amount of their Notes being put, plus accrued and unpaid interest, by delivering to the Trustee, prior to 5:00 p.m., New York City time, on or prior to the second Business Day before the Put Exercise Date, a Put Notice substantially in the form contained in the form of Note attached hereto as Exhibit A.

(c)   In addition to the events listed as Events of Default in Section 801 of the Original Indenture, it shall be an additional Event of Default with respect to the Notes, if the Corporation defaults in the payment of an amount equal to the principal amount of, plus accrued and unpaid interest on, any Note following the exercise by the Holder of such Note of the put right established pursuant to this Section.

(d)   If there is no Successful Remarketing on May 11, 2004, the Guarantor will cause a notice of the failure of Remarketing of the Notes to be published before 9:00 a.m., New York City time, on May 12, 2004 and another Remarketing will be attempted on that day. If there has not been a Successful Remarketing on May 12, 2004, the Guarantor will cause a notice of the failure of Remarketing of the Notes to be published before 9:00 a.m., New York City time, on May 13, 2004 and another Remarketing will be attempted on that day. If there has not been a Successful Remarketing on May 13, 2004, the Guarantor will cause a notice of the failure of Remarketing of the Notes to be published before 9:00 a.m., New York City time, on May 14, 2004 and, within 10 days of May 18, 2004, will mail a notice to each Holder of Notes eligible to exercise the put right, with a copy to the Trustee, stating the Put Exercise Date and the date by which a Holder must provide the Trustee with notice of its election to exercise the put right. Notices to be published under this paragraph will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service, or by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal.

(e)   The Corporation will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.02, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

ARTICLE FIVE

MISCELLANEOUS PROVISIONS

Section 5.01   Recitals by Corporation

The recitals in this Supplemental Indenture are made by the Corporation and the Guarantor only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and this Supplemental Indenture as fully and with like effect as if set forth herein full and the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 5.02   Ratification and Incorporation of Original Indenture

As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 5.03   Executed in Counterparts

This Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

ARTICLE SIX

TAX TREATMENT; ERISA

Section 6.01   Tax Agreements

The Corporation agrees, and by purchasing a beneficial ownership interest in the Notes each Holder of the Notes will be deemed to have agreed, for United States federal income tax purposes to treat the acquisition of a New PEPS Unit as the acquisition of a unit consisting of a Purchase Contract and a beneficial ownership interest in a Note issued by the Corporation and to treat the Notes as indebtedness.

Section 6.02   ERISA Agreements

Each purchaser and any subsequent transferee of the New PEPS Units (or any component security of such units), will be deemed to have represented and warranted on each day from and including the date of its purchase of the New PEPS Units (or any component security of such units) through and including the date of the satisfaction of the obligation under the new purchase contract and/or the disposition of any such New PEPS Unit (or any component security of such unit) either (i) that no portion of the assets used by such purchaser or subsequent transferee to acquire the New PEPS Units (or any component security of such units) constitute the assets of any Plan or (ii) that the acquisition, holding and the disposition of any New PEPS Unit (and any component security of such unit) by such purchaser or subsequent transferee does not and will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

PPL Capital Funding, INC. By: /s/ James E. Abel
Name: James E. Abel
Attest:	Title: Treasurer

/s/ Diane M. Koch

PPL Corporation

By: /s/ James E. Abel
Name: James E. Abel
Attest:	Title: Vice President-Finance and Treasurer

/s/ Diane M. Koch

JPMORGAN CHASE BANK, as Trustee

By: /s/ Alfia Monastra
Name: Alfia Monastra
Attest:	Title: Vice President

/s/ Catherine F. Donohue

EXHIBIT A

(Form of Face of Note)

If the Note is to be a Global Note, insert: THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REGISTERED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No.

$

No.

PPL CAPITAL FUNDING, INC.
NOTES DUE MAY 18, 2006

PPL Capital Funding, Inc., a Delaware corporation (the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to         , or registered assigns, the principal sum of           DOLLARS ($         ), [or such other principal amount as shall be set forth in the Schedule of Increases or Decreases attached hereto]* on May 18, 2006 (such date is hereinafter referred to as the "Stated Maturity"). This Note will bear interest (i) at the rate of 7.29% per year (the "Coupon Rate") from November 18, 2003 through and including the day immediately preceding May 18, 2004 and (ii)(A) in the case of a Successful Remarketing, at the Reset Rate on and after the Purchase Contract Settlement Date and (B) in the case of a Failed Final Remarketing, at the Coupon Rate on and after the Purchase Contract Settlement Date, until the principal thereof is paid or duly made available for payment. Interest will be payable, initially, quarterly in arrears on February 18, 2004 and May 18, 2004 (each, an "Interest Payment Date") to the Person in whose name this Note, or any Predecessor Security, is registered at the close of business on the Regular Record Date for such interest installment; provided, however, that following the Purchase Contract Settlement Date, interest will be payable following a Successful Remarketing, quarterly in arrears on February 18, May 18, August 18 and November 18 of each year, or if there is no Successful Remarketing, semi-annually in arrears on May 18 and November 18 of each year commencing November 18, 2004, and such dates shall then be the "Interest Payment Dates."

_________________________________________

*   Insert in Global Notes and Pledged Notes

The amount of interest payable on this Note for any period will be computed (1) for any full quarterly or semi-annual period, as applicable, on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly or semi-annual period, as applicable, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month; provided that, following a Successful Remarketing, the amount of interest for each day the Notes are Outstanding will be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the principal amount of the Notes. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on that date will be made on the next day that is a Business Day (and without any interest or other payment in respect of any delay); provided, that after a Successful Remarketing, if an Interest Payment Date (other than at Stated Maturity) would fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day, except that if such next day is in a different month, then that Interest Payment Date will be the immediately preceding day that is a Business Day; provided, further, that if the Stated Maturity shall fall on a day that is not a Business Day, the interest due on such day shall be paid on the following day that is a Business Day (and without any interest or other payment in respect of such delay). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment which shall be, (1) with respect to any Interest Payment Date for the Notes when represented by a Global Note, the Business Day immediately preceding such Interest Payment Date and (2) with respect to any Interest Payment Date for the Notes when held in certificated form, the 15th day (whether or not a Business Day) prior to such Interest Payment Date. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holders at the close of business on such Regular Record Date and may be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of the Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes shall be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal and the interest on this Note shall be payable at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

The interest rate on the Notes, as determined by the Calculation Agent on the applicable Interest Determination Date, will be reset in the case of a Successful Remarketing, at the Reset Rate on and after the Purchase Contract Settlement Date. If a Successful Remarketing occurs, the Reset Rate will be equal to 3-month LIBOR plus a Spread; provided, however, that the Reset Rate shall not exceed the maximum rate permitted by applicable law. The Reset Rate shall then be reset quarterly on February 18, May 18, August 18 and November 18 of each year, commencing August 18, 2004 (each, an "Interest Reset Date").

The interest rate on the Notes in effect for the period from and including May 18, 2004 to and excluding August 18, 2004 shall be determined by the Calculation Agent on the applicable Interest Determination Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if such next day is in a different month, then that Interest Reset Date will be the immediately preceding day that is a Business Day. After a Successful Remarketing, the interest rate in effect on May 18, 2004 or on any Interest Reset Date will be the applicable Reset Rate as reset on May 18, 2004 or on such Interest Reset Date, as the case may be, and the interest rate applicable to any other day is the interest rate in effect on May 18, 2004 or the immediately preceding Interest Reset Date, as the case may be.

JPMorgan Chase Bank, or any successor Calculation Agent appointed by the Corporation, will be the Calculation Agent; provided, however, that for the initial interest rate reset on May 18, 2004, the Calculation Agent shall be the Remarketing Agent. Following a Successful Remarketing and upon request of any Holder, the Calculation Agent will disclose to such Holder the Reset Rate then in effect and, if determined, the Reset Rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the Notes. The Calculation Agent shall determine each applicable Reset Rate in accordance with the following provisions. The Calculation Agent's determination of any interest rate will be conclusive and binding in the absence of any manifest error.

"3-month LIBOR" means the rate determined in accordance with the following provisions:

(a)   the rate for deposits in United States dollars having a maturity of three months, commencing on the applicable Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on the preceding Interest Determination Date. If no such rate so appears, 3-month LIBOR on such Interest Determination Date will be determined in accordance with the provisions described in clause (b) below.

(b)   With respect to an Interest Determination Date on which no such rate appears on the Designated LIBOR Page as specified in clause (a) above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include the Remarketing Agent or affiliates of the Remarketing Agent, the Trustee or the Calculation Agent) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are so provided, then 3-month LIBOR on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then 3-month LIBOR on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks (which may include the Remarketing Agent or affiliates of the Remarketing Agent, the Trustee or the Calculation Agent) in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a three month maturity and in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, 3-month LIBOR determined as of such Interest Determination Date will be 3-month LIBOR in effect on such Interest Determination Date, or if no such 3-month LIBOR is then in effect, the interest rate on the Notes will be the rate in effect on such Interest Determination Date.

"Designated LIBOR Page" means the display designated as "Page 3750" on Moneyline Telerate, Inc., or such other page as may replace Page 3750 on such service or any successor service or services as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank rates of major banks for United States dollars.

"Interest Determination Date" means the second London Business Day immediately preceding the applicable Interest Reset Date; provided, however, that for the initial interest rate reset on May 18, 2004, the Interest Determination Date means the second London Business Day immediately preceding each date of Remarketing if there is a Successful Remarketing on such date.

"London Business Day" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

"Spread" means the number of basis points (one one-hundredth of a percentage point) to be added to 3-month LIBOR that the Remarketing Agent determines is required for a Successful Remarketing.

From the January 21, 2004 until May 18, 2004, the Notes will be the Corporation's direct, unsecured obligations and will rank without preference or priority among themselves and equally with all of the Corporation's existing and future unsecured and subordinated indebtedness, subordinate and junior in right of payment to all of the Corporation's Senior Indebtedness.

On and after May 18, 2004, the Notes will become the Corporation's direct, unsecured obligations and will rank without preference or priority among themselves and equally with all of the Corporation's existing and future unsecured and unsubordinated indebtedness (including equal to all prior unsubordinated Securities issued pursuant to the Indenture), senior in right of payment to all of the Corporation's subordinated indebtedness.

If a Successful Remarketing of the Notes has not occurred prior to or on the third Business Day immediately preceding the Purchase Contract Settlement Date, Holders of Notes that remain Outstanding will have the right to put their Notes to the Corporation for an amount equal to the principal amount of their Notes, plus accrued and unpaid interest, on a date which is no earlier than 30 days and no later than 60 days from May 18, 2004 (the "Put Exercise Date"), by notifying the Trustee on or prior to the second Business Day before the Put Exercise Date.

In addition to the events listed as Events of Default in Section 801 of the Indenture, it shall be an additional Event of Default with respect to the Notes, if the Corporation defaults in the payment of an amount equal to the principal amount of, plus accrued and unpaid interest on, any Note following the exercise by the Holder of such Note of the put right referred to in the preceding paragraph.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:
PPL Capital FUNDING, INC.

By:_________________________________

Attest:

_____________________________________

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, as Trustee

By:____________________________ Authorized Officer
Dated:

(Form of Reverse of Note)

This Note is one of a duly authorized issue of Securities of the Corporation (the "Securities") issued and issuable in one or more series under an Indenture, dated as of November 1, 1997 (such Indenture as originally executed and delivered and as supplemented and amended from time to time thereafter including by Supplemental Indenture Number 5 dated as of January 21, 2004, being herein called the "Indenture"), among the Corporation (formerly known as PP&L Capital Funding, Inc.), PPL Corporation (formerly known as PP&L Ressources, Inc.), as Guarantor (herein called the "Guarantor", which term includes any successor under the Indenture), and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (herein called the "Trustee", which term includes any successor under the Indenture). This Security is one of the series designated on the face hereof as Notes due May 18, 2006 (the "Notes"). Such series is limited in aggregate principal amount up to $99,379,000.00. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Notes are not subject to a sinking fund provision and are not redeemable prior to Stated Maturity.

The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

The provisions for defeasance and covenant defeasance in the Indenture shall not apply to the Notes.

Prior to due presentment of this Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Corporation or the Guarantor, as the case may be, subject to the provisions of the Guarantee of the Notes, or of any successor corporations, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Notes shall be issuable in denominations of $1,000 and any integral multiples thereof except that an interest in a Note held as part of one New PEPS Unit represents a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal amount of a Note; provided, however, that upon release by the Collateral Agent of Notes underlying the beneficial ownership interest in the Notes pledged to secure the New PEPS Units holders' obligations under the related Purchase Contracts (other than any release of the Notes in connection with the creation of Treasury Units, an early settlement with separate cash, an early settlement upon a cash merger, a notice to settle with cash or a remarketing, as described in Sections 3.13, 5.08, 5.05(b)(2), 5.03(b) and 5.03(c), respectively, of the Purchase Contract Agreement) the Notes will be issuable in denominations of $25 principal amount and integral multiples thereof. As provided in the Indenture and subject to the limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Corporation.

The Corporation agrees, and by purchasing a beneficial ownership interest in the Notes each Holder of the Notes will be deemed to (i) have agreed, for United States federal income tax purposes to treat the acquisition of a New PEPS Unit as the acquisition of a unit consisting of a Purchase Contract and a beneficial ownership interest in a Note issued by the Corporation and to treat the Notes as indebtedness and (ii) to have represented and warranted on each day from and including the date of its purchase of the New PEPS Units (or any component security of such units) through and including the date of the satisfaction of the obligation under the new purchase contract and/or the disposition of any such New PEPS Unit (or any component security of such unit) either (a) that no portion of the assets used by such purchaser or subsequent transferee to acquire the New PEPS Units (or any component security of such units) constitute the assets of any employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plan, individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986 as amended (the "Code") or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), or any entity whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement or (b) that the acquisition, holding and the disposition of any New PEPS Unit (and any component security of such unit) by such purchaser or subsequent transferee does not and will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

[Insert Form of Guarantee]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the fact of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common	UNIF GIFT MIN ACT -- _________ Custodian ___________
(Cust) (Minor)

TEN ENT -- as tenants by the entireties	Under Uniform Gifts to Minors Act _____________
(State)
JT TEN -- as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto __________ (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing

Agent to transfer said Security on the books of the Corporation, with full power of substitution in the premises.

Dated: _________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Signature Guarantee: ____________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

PUT NOTICE

The undersigned elects have this Note (or portion thereof specified below) purchased by the Corporation pursuant to the put right provided for in Section 4.02(b) of Supplemental Indenture Number 5, payment of the principal amount thereof together with accrued and unpaid interest to the Put Exercise Date to be made to the undersigned at:

_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
           (Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:____________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid);___________________.

Date: _________               Signature: ______________________________________________
                                              (sign exactly as name appears on the other side of the Note)

Signature Guarantee: ________________________________________________________
                                              (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrockers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Securities and Exchange Commission Rule 17Ad-15.

[TO BE ATTACHED TO GLOBAL CERTIFICATES AND PLEDGED NOTES]

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this [Global Certificate][Pledged Note]
have been made:

Date	Amount of decrease in principal amount of Note evidenced by the [Global Certificate][Pledged Note]	Amount of increase in principal amount of Note evidenced by the [Global Certificate][Pledged Note]	Principal amount of Note evidenced by the [Global Certificate][Pledged Note] following such decrease or increase	Signature of authorized officer of Trustee or Custodial Agent

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN Chase Bank, as Trustee

By: _______________________________ Authorized Officer